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                                                                   EXHIBIT 10.28
                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                            200.83 AND 240.24B-2


                              SETTLEMENT AGREEMENT

        This Settlement Agreement and Mutual Release (hereinafter "Settlement Agreement") is entered into effective as of July 26, 2000 by and between MP3.COM, INC. ("MP3" herein) on the one hand, and Capitol Records, Inc. ("Capitol") and all of its affiliated and related entities (collectively with Capitol, "Company") on the other hand, both of which are sometimes collectively referred to as the "Parties" and is made with reference to the following:

1.      RECITALS:

        a) Capitol is a Plaintiff and MP3 is the defendant in the following litigation (the "Litigation") pending in the United States District Court for the Southern District of New York captioned UMG RECORDINGS, INC., SONY MUSIC ENTERTAINMENT INC., WARNER BROS. RECORDS INC., ARISTA RECORDS INC., ATLANTIC RECORDING CORPORATION, BMG MUSIC D/B/A THE RCA RECORDS LABEL, CAPITOL RECORDS, INC., ELEKTRA ENTERTAINMENT GROUP, INC., INTERSCOPE RECORDS, AND SIRE RECORDS GROUP INC., Plaintiffs, vs. MP3.COM, INC., Defendant, Case No. 00 Civ. 0472 (JSR). Each of the Parties to this Settlement Agreement desires to permanently settle and resolve any and all claims, disputes, issues or matters that exist between them as of the date of this Settlement Agreement as to the MyMP3.com service as set forth below and to dismiss with prejudice the Litigation.

        b) NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and subject to the terms and conditions set forth below, the Parties desire to, and hereby do, resolve their differences and agree as follows:

2.      SETTLEMENT TERMS:

        a) In consideration hereof, concurrently with the execution hereof and of the License Agreement referred to in subparagraph (e) of this Section 2 below, and the execution and filing of the Dismissal With Prejudice of the Litigation as described hereinbelow, MP3 will pay Company's Virgin Holdings, Inc. affiliate an amount equal to [...***...] (the "EMI Amount"), plus [...***...] by wire transfer of immediately available funds to an account designated by Company.

        b)      [...***...]


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                i)      [...***...]



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                ii)     [...***...]

                        a)      BMG Entertainment, - [...***...];

                        b)      Warner Music Group, Inc. - [...***...];

                        c)      UMG Recordings, Inc. - [...***...]; and

                        d)      Sony Music Entertainment, Inc. - [...***...].

                iii)    [...***...]

                iv)     [...***...]



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                v)      [...***...]

                vi)     [...***...]

        c)      [...***...]



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        d)      [...***...]

        e) Concurrently herewith, Company and MP3 are entering into a License Agreement with respect to, inter alia, the licensing to MP3 of the right to stream master recordings controlled by Company via the MyMP3 service(the "License Agreement").

3.      RELEASES

        a) Company Release. Company, on behalf of itself and its agents, employees, representatives, partners, owners, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, solely to the extent it can legally bind such entities, does hereby irrevocably release, acquit and forever discharge MP3 and each of its agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, jointly and severally (the "MP3 Releasees"), of and from any and all debts, suits, claims, actions, causes of


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                action, controversies, demands, rights, damages, losses,
                expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever (hereinafter referred to collectively as "Claims"), suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which Company may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the MP3 Releasees, solely to the extent they relate to, arise from, or concern the MyMP3.com service up to the date hereof, the Litigation or the subject matter thereof and with respect to the Compositions and sound recordings included in the MyMP3.com service as of the date hereof (hereinafter "Company's Released Claims"). Nothing contained in the Release is intended to release any claims for any activity of MP3 occurring after the date of this agreement nor for any Licensed Performances.

        b) MP3 Release. MP3, on behalf of itself and its agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, solely to the extent it can legally bind such entities, does hereby irrevocably release, acquit and forever discharge Company and each of its agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, divisions, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, jointly and severally (the "Company Releasees"), of and from any and all Claims, suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which MP3 may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the Company Releasees, relating to, arising from, or concerning the MyMP3 service, the Litigation or the subject matter thereof and any counter claims which MP3 could have asserted in connection with the Litigation (hereinafter "MP3's Released Claims").

        c) Statutory Waiver. Company's Released Claims and MP3's Released Claims are collectively defined as the "Released Claims". With respect to the Released Claims, all rights under California Civil Code Section 1542 (and any other law of similar effect), are hereby expressly waived by the Parties, and each of them, notwithstanding any provision to the contrary. Section 1542 provides as follows:

                        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially


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                        affected his settlement with the debtor."

        d) The Parties, and each of them, and their representatives, and assigns expressly waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, to the fullest extent that they may waive all such rights and benefits pertaining to the matters released herein. It is the intention of the Parties, and each of them, through this Settlement Agreement, and with the advice of counsel, to fully, finally and forever settle and release all such matters, and all claims relative thereto, in furtherance of such intention.

        e) Dismissal With Prejudice. Company, concurrently with the execution and delivery hereof and payment of the EMI Amount and the Advance payable under the License Agreement shall execute and deliver to MP3 a Dismissal With Prejudice of the Litigation, which MP3 shall file, in the form annexed hereto as Exhibit A.

4.      NOTICES

        a) Any notice, demand, request, consent, approval, or communication that either Party desires or is required to give to the other Party is to be addressed and served on or delivered to the other Party at the address set forth below. Any Party may change its address by notifying the other Party of its change of address in writing.

                i)    The addresses for MP3 are as follows:

                      MP3.com, Inc.
                      4790 Eastgate Mall
                      San Diego, CA 92121
                      Attn: General counsel and VP Legal

                      With simultaneous copies to:

                      Gary Stiffelman, Esq.
                      Ziffren, Brittenham, Branca & Fischer
                      1801 Century Park West
                      Los Angeles 90067

               ii)    The address for Company is as follows:

                      EMI Recorded Music - North America
                      1290 Avenue of the Americas
                      New York, NY 10104


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                      Attn:  Alasdair McMullan, Vice President Legal Affairs

                      With simultaneous copy to:

                      EMI Recorded Music, New Media
                      1750 North Vine Street
                      YV Building
                      Los Angeles, CA 90028
                      Attn: Robyn Glaser, Vice President, Business and Legal Affairs

5.      MISCELLANEOUS PROVISIONS

        a) By entering into this Settlement Agreement, no Party admits or acknowledges that they committed any wrongdoing on their part.

        b) This Settlement Agreement and any controversy which might arise therefrom shall in all respects be interpreted, enforced and governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. All parties consent to the sole and exclusive personal jurisdiction and venue in the United States District Court for the SDNY, or if federal jurisdiction is unavailable, in the Supreme Court of the State of New York located in New York County, and agree that all disputes or litigation regarding this Settlement Agreement shall be submitted to and determined by said court, which shall have sole and exclusive jurisdiction. Subsequent changes in New York law or federal law through legislation or judicial interpretation that creates or finds additional or different rights and obligations of the Parties shall not affect this Settlement Agreement.

        c) This Settlement Agreement, together with the License Agreement, is the entire agreement between the Parties with respect to the Released Claims or subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions pertaining to the Released Claims or subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto. No breach of the License Agreement may or shall be deemed a breach of this Settlement Agreement other than failure to pay the advance due thereunder.

        d) No breach of any provision, representation or warranty ("Provision") hereof can be waived unless in writing signed by the party to be charged with such a waiver. Waiver of any one breach of any Provision hereof shall not be deemed to be a waiver of any other breach of the same or any other Provision hereof.

        e) This Settlement Agreement shall be binding upon and inure to the benefit of


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                the Parties hereto and its respective agents, employees,
                representatives, partners, parents, subsidiaries, divisions, affiliates, officers, related entities, licensees, directors, shareholders, investors, attorneys, transferors, transferees, predecessors, successors, trustees in bankruptcy, and assigns and each and every entity or person which now or during the pendency of the Litigation was a division, parent, successor, predecessor, division, affiliate, officer, director, shareholder, investor, employee, attorney, transferor, transferee, or subsidiary for each Party and its respective legal successors and assigns, to the extent each party can bind such parties.

        f) The Parties represent and warrant that each of them have not assigned all or any portion of any claim pertaining to the Released Claims to any person or entity. In the event any claims are made by any third persons or entities based upon any purported assignment or any such liens or claims are asserted in connection with the Released Claims or proceeds of the Settlement Agreement, then the Party who has breached his representation or warranty contained in this Section 5(f) agrees to indemnify and hold harmless the other Party from any said claims being made.

        g) In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        h) Each of the Parties hereto represent and declare that in executing this Settlement Agreement, it has relied solely upon its own judgment, belief and knowledge, and on the advice and recommendations of its own independently selected counsel, concerning the nature, extent and duration of its rights and claims and that it has not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by the other Party hereto or by any person representing it.

        i) The Parties hereto and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily and have had the benefit of the advice of legal counsel before executing this Settlement Agreement. Each of the representatives executing this Settlement Agreement on behalf of their respective corporations or partnerships is empowered to do so and thereby binds his respective corporation or partnership. The Parties hereto acknowledge and agree that


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                this Settlement Agreement shall be deemed to have been drafted jointly by the Parties hereto. Ambiguities shall not be construed against the interest of either party by reason of it having drafted all or any part of this Settlement Agreement.

        j) This Settlement Agreement may be executed in counterparts and when each Party has signed and delivered at least one such counterpart to the other Party, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. This Settlement Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures to be followed by executed originals.

        k) Each party hereto represents and warrants that it has all necessary right, title, and authority to enter into this Settlement Agreement, to grant the rights and interests herein granted, and to perform all of its obligations under this Settlement Agreement.

        l) The provisions and existence of this Settlement Agreement (a) may not be cited by any party hereto as an admission of any issue of fact or law; and (b) shall not be disclosed to any third party or entity, except (i) as required by law or regulation or to enforce the terms hereof, (ii) to the parties respective professional advisors and executives on a "need to know" basis, provided that such parties agree to be bound by these confidentiality provisions, and (iii) to the Internal Revenue Service, or any state or municipal taxing authority or other regulatory body having jurisdiction. The parties may also disclose these terms as required in connection with stock exchange, shareholder, internal, governmental or regulatory requirements, or external audit or similar disclosure requirements. [...***...] It is understood and agreed that if the foregoing provision is breached by any party hereto, the non-breaching party may be entitled to injunctive or other equitable relief to prevent such a breach. Any non-breaching party seeking such injunctive relief will not be obligated to secure any bond or give any security in connection with the application for such relief. The right to seek injunctive relief under this paragraph shall be in addition to all other rights, remedies and forms of relief which may be available. In furtherance of the foregoing, any and all press releases relating to the subject matter hereof shall not be released until the timing and contents of such press release has been approved in writing by Company's Vice President, Legal Affairs; provided, the parties agree that a press release with respect to this Settlement Agreement shall be mutually agreed and issued within a reasonable period after execution hereof, and in any event within any time frame required by law or regulation.


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        IN WITNESS WHEREOF, the Parties hereto have executed this Settlement
Agreement on the date(s) written beside its name, respectively.

                                    Capitol Records, Inc.


Dated: 26 July 2000                 By: /s/ Signature Illegible
                                          Its: Secretary


Dated: 26 July 2000                 MP3.com, Inc.


                                    By: /s/ Paul Ouyang
                                    Its: EVP & CFO


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UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

------------------------------------------

UMG RECORDINGS, INC., SONY MUSIC
ENTERTAINMENT INC., CAPITOL RECORDS, INC.,        Case No.: 00 Civ. 0472 (JSR)
and INTERSCOPE RECORDS,

                  Plaintiffs,
        v.

MP3.COM, INC.,

                  Defendant.

------------------------------------------

                   STIPULATION OF DISMISSAL WITH PREJUDICE OF
                         PLAINTIFF CAPITOL RECORDS, INC.

Plaintiff Capital Records, Inc. and Defendant MP3.com, Inc. hereby stipulate that all claims of plaintiff Capital Records, Inc. herein are dismissed with prejudice, pursuant to rule 41 of the Federal Rules of Civil Procedure. Plaintiff Capitol Records, Inc. and defendant MP3.com, Inc. shall bear their own costs and expenses, including attorneys' fees.

Dated:  New York, New York
July 28, 2000
                                            ARNOLD & PORTER



                                            By: /s/ Robert A. Goodman
                                               --------------------------------
                                               Robert A. Goodman
                                               399 Park Avenue
                                               New York, NY  10022
                                               (212) 715-1000



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                                               - and -

                                               Hadrian R. Katz
                                               555 Twelfth Street, N.W.
                                               Washington, D.C. 20004
                                               (202) 942-5000

                                               Counsel for Plaintiffs
                                               Capitol Records, Inc.

                                               COOLEY GODWARD LLP



                                            By: /s/ Michael G. Rhodes
                                               --------------------------------
                                               Michael G. Rhodes (MR-0426)
                                               4365 Executive Drive
                                               Suite 1100
                                               San Diego, CA 92121-2128
                                               Tel: (858) 550-6000
                                               Fax: (858) 453-3555

                                                    -and-

                                            ORRICK, HERRINGTON & SUTCLIFFE LLP


                                            By: /s/ Jeffrey A. Conciatori
                                               --------------------------------
                                               Jeffrey A. Conciatori (MC-6858)
                                               666 Fifth Avenue
                                               Suite 1100
                                               San Diego, CA  92121
                                               (212) 506-5000

                                               Counsel for Defendant
                                               MP3.com, Inc.


SO ORDERED.


 Jed /s/ Rakoff
----------------------------------------
Hon. Jed Rakoff
7-28-00


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